Exhibit 99.1

FOR IMMEDIATE RELEASE

August 15, 2024

Generation Income Properties Announces Second Quarter 2024 Financial and Operating Results

TAMPA, FLORIDA – Generation Income Properties, Inc. (NASDAQ: GIPR) ("GIPR" or the "Company") today announced its three and six month financial and operating results for the period ended June 30, 2024.

Quarterly Highlights

(For the 3 months ended June 30, 2024)

•
Generated net loss attributable to GIP common shareholders of $2.3 million, or ($0.42) per basic and diluted share.
•
Generated Core FFO of ($41 thousand), or ($0.01) per basic and diluted share.
•
Generated Core AFFO of $162 thousand, or $0.03 per basic and diluted share.

FFO and related measures are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to Core FFO and Core AFFO is included at the end of this release.

Portfolio

•
Approximately 60% of our portfolio’s annualized base rent ("ABR") as of June 30, 2024 was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of “BBB-” or better. Our largest tenants are the General Service Administration, Dollar General, EXP Services, and Kohl’s Corporation, PRA Holdings, and City of San Antonio and contributed approximately 69% of our portfolio’s annualized base rent.
•
Our portfolio is 89% leased and occupied and tenants are 100% rent paying.
•
Approximately 92% of the leases in our current portfolio (based on ABR as of June 30, 2024) provide for increases in contractual base rent during future years of the current term or during the lease extension periods.
•
Average effective annual rental per square foot is $14.75.

Liquidity and Capital Resources

•
$2.59 million in total cash and cash equivalents as of June 30, 2024.
•
Total mortgage loans, net was $56.3 million as of June 30, 2024.

Financial Results

•
During the three and six months ended June 30, 2024, total revenue from operations were $2.3 million and $4.7 million respectively, as compared to $1.3 million and $2.7 million for the three and six months ended June 30, 2023, respectively. The overall revenue increase was driven by the integration of the 13 property portfolio acquired from Modiv in August 2023.
•
Operating expenses, including G&A, for the same periods were $3.7 million and $7.4 million, respectively, due to increases in depreciation and amortization and interest expense from recent acquisitions.
•
Net operating income (“NOI”) for the three months ended June 30, 2024 was $1.6 million and $1 million for the same period last year, which is a direct result of the acquisition of properties.
•
Net loss attributable to GIPR for the six months ended June 30, 2024 was $1.5 million as compared to $752 thousand for the same period last year.

Commenting on the quarter, a letter from CEO David Sobelman:

To the Shareholders of Generation Income Properties, Inc.:

It has only been 5 weeks since we last communicated with you, but as we release another earnings report and close out the second quarter of the year, we want to ensure we are keeping you apprised on the important events happening within your company. We think generationally, not day to day, week to week, quarter by quarter or even year to year. That has always been the premise of our company and continues to be today, as our culture and primary investment objectives are expected to remain static throughout any market cycle or influence.

Achievements

Since our last communication, we’ve:

1.
Signed a lease with Auburn University (S&P: AA) at an industrial building in Huntsville, AL.
2.
Received $2.5 million in cash contributed to our Limited Partnership from a new investor.
3.
Entered into an agreement with a holder of common units of our operating partnership whereby we exchanged their common units for Series B-1 preferred units of our operating partnership having a redemption value of $7.15/unit and extended the redemption date on the units to July 2026 from January 2025.
4.
Extended the redemption date for membership interests of our equity partner in two of our Norfolk, Virginia properties to February 2027 from February 2025.
5.
Management has received indicative terms that are favorable to the Company, for both maturing Bayport loans for our Norfolk, Virginia properties, and expects to close by the end of August 2024.
6.
Announced the hiring of CohnReznick as our company's independent registered accounting firm, a replacement for Malone Bailey who served us well up until this point of our growth.

With these recent accomplishments, we can now claim the following:

•
We currently have 100% rent collection from our leased properties.
•
Our company’s net operating income (NOI) is derived from approximately 68% investment grade tenants.
•
Occupancy has increased to 93%.

Despite any of the economic headwinds that we’ve been receiving, we need to emphatically tell you that we believe our portfolio is strong, performing as planned, rent is being collected and our company is stable. You can see that we continue to accomplish a lot as it relates to our current portfolio but where do we go from here?

Post Dividend Suspension

As I have said in the past , you’re going to get honest and frank information from me; the good and the bad. In July, our Board of Directors made the decision to suspend our dividend to conserve cash during what we continue to expect will be a tumultuous economic period, as evidenced by the August 5, 2024, market crash. The economic “pull-back” that we’re witnessing, and which seems to be increasing, has only reassured me that our proactive course of action will put our company in a position to take advantage of growth opportunities that present themselves.

However, since suspending our dividend, our company’s stock price has drastically declined to an all-time low, which I believe is severely below its intrinsic value. We suspended our dividend because we believe it is the right strategy for long-term value creation and sustainability. It should also be noted that we’re not the only REIT suspending or reducing dividends in this market. But if the dividend is the sole reason someone has invested in GIPR, then I understand their dissatisfaction during this temporary period. Don’t get me wrong, I too like when a company is able to pay a sustainable dividend, but I have a much different view of our company than immediate income. I continue to choose to invest in GIPR because I believe our company is one of the few public net lease REITs that can provide meaningful growth in a fairly stable industry.

My goal is to build a company that is not simply stable but that can be transformative for long-term growth. Stability is not growth. Stability is not implementing ingenuities. We have to think differently than our much larger peers. That is why we target short-term, investment grade tenanted net lease assets in strong markets around the country. We purchase assets that most other investors don’t and then we spend a tremendous amount of time and relational capital to increase the lease term, renew leases, re-tenant properties at higher rents and create value that is normally not prevalent with the net lease industry. I hope you look at some of our case studies to see how we’ve repeatedly done this for several of our assets.

There are many other companies that can provide you with a stable dividend, but I expect that most analysts would argue that growth in those institutions is much more challenging than the possibility that GIPR gives shareholders.

However, you’re probably wondering when we can reverse our dividend decision. That discussion includes the necessary steps to reinstating our dividend when the time comes. I wish I could give you a specific time that will occur, but I can’t because I do not know. However, I can assure you that the decision will be based on an amalgamation of economic policy decisions, portfolio growth, cost of capital congruent with a fully covered dividend and other factors that go into the discussion of increasing the health of our organization.

Final Thoughts

Our goal remains the same, to provide long-term growth for our investors and be able to pay a 100% covered dividend. Our commitment to you is that we will strive to make decisions that show a clear tie to making those goals a reality in as short a time frame as possible. We’re closely monitoring this dislocated market, and I am happy to announce that pricing for the assets we target is finally falling into our favor which is a benefit to everyone involved in our company.

We will continue to communicate with you, continue to be patient when the market calls for patience, continue to take calculated risks for the benefit of our shareholders and endeavor to grow GIPR for your generations.

Sincerely,

David Sobelman

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 8, 2024, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds from Operations (“AFFO”), Core Adjusted Funds from Operations ("Core AFFO"), and Net Operating Income (“NOI”). We believe the use of Core FFO, Core AFFO and NOI are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and related measures, including NOI, should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. You should not consider our Core FFO, Core AFFO, or NOI as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. Our reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
	2024	2023

Assets
Investment in real estate
Land	$21,236,021	$21,996,902
Building and site improvements	64,800,757	71,621,499
Acquired tenant improvements	2,072,205	2,072,205
Acquired lease intangible assets	9,927,046	10,571,331
Less: accumulated depreciation and amortization	(9,900,184)	(8,855,332)
Net real estate investments	88,135,845	97,406,605

Cash and cash equivalents	2,553,234	3,117,446
Restricted cash	34,500	34,500
Deferred rent asset	392,795	1,106,191
Prepaid expenses	367,331	139,941
Prepaid guaranty fees - related party	96,360	-
Accounts receivable	266,834	241,166
Escrow deposits and other assets	775,351	493,393
Held for sale assets	5,750,250	-
Right of use asset, net	6,121,340	6,152,174
Total Assets	$104,493,840	$108,691,416

Liabilities and Equity
Liabilities
Accounts payable	$328,725	$406,772
Accrued expenses	862,986	688,146
Accrued expense - related party	683,347	683,347
Acquired lease intangible liabilities, net	948,290	1,016,260
Insurance payable	260,182	34,966
Deferred rent liability	180,168	260,942
Lease liability, net	6,439,175	6,415,041
Other payable - related party	904,920	1,809,840
Loan payable - related party	5,500,000	5,500,000
Mortgage loans, net of unamortized debt discount of $1,230,802 and $1,326,362 at June 30, 2024 and December 31, 2023, respectively, and debt issuance costs	56,273,271	56,817,310
Derivative liabilities	119,029	537,424
Total liabilities	72,500,093	74,170,048

Redeemable Non-Controlling Interests	22,527,046	18,812,423

Preferred Stock - Series A Redeemable Preferred stock, net,
$0.01 par value, 2,400,000 shares authorized, issued, and outstanding at December 31, 2023 with liquidation preferences of $5 per share and no shares authorized or issued in 2022	-	11,637,616

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,419,855 and 2,620,707 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	54,232	26,207
Additional paid-in capital	29,034,608	18,472,049
Accumulated deficit	(20,015,000)	(14,833,058)
Total Generation Income Properties, Inc. Stockholders' Equity	9,073,840	3,665,198

Non-Controlling Interest	392,861	406,131
Total equity	9,466,701	4,071,329

Total Liabilities and Equity	$104,493,840	$108,691,416

Consolidated Statements of Operations

(unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2024	2023		2024	2023
Revenue
Rental income	$2,248,382	$1,318,750		$4,523,112	$2,645,457
Other income	10,853	10,128		169,296	20,460
Total revenue	$2,259,235	$1,328,878	$-	$4,692,408	$2,665,917

Expenses
General and administrative expense	604,656	358,989		1,054,453	703,136
Building expenses	683,627	320,255		1,338,294	633,855
Depreciation and amortization	1,180,232	558,001		2,406,837	1,115,551
Interest expense, net	1,023,140	466,751		2,043,881	935,961
Compensation costs	238,191	282,719		520,206	634,006
Total expenses	3,729,846	1,986,715	-	7,363,671	4,022,509
Operating loss	(1,470,611)	(657,837)	-	(2,671,263)	(1,356,592)
Other expense	-	-		-	(506,000)
Gain on derivative valuation, net	44,996	-		425,546	29,411
Income on investment in tenancy-in-common	-	15,009		-	-
Dead deal expense	(35,873)	(109,569)		(35,873)	(109,569)
Loss on held for sale valuation	0	-		(1,058,994)	-
Net loss	$(1,461,488)	$(752,397)	$-	$(3,340,584)	$(1,942,750)
Less: Net income attributable to non-controlling interests	$800,234	$129,065	$-	$1,746,358	$256,279
Net loss attributable to Generation Income Properties, Inc.	$(2,261,722)	$(881,462)	$-	$(5,086,942)	$(2,199,029)
Less: Preferred stock dividends	-	-		95,000	-
Net loss attributable to common shareholders	$(2,261,722)	$(881,462)		$(5,181,942)	$(2,199,029)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	5,433,833	2,615,471		4,923,004	2,578,678

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.42)	$(0.34)		$(1.05)	$(0.85)

Reconciliation of Non-GAAP Measures

(unaudited)

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to Net Operating Income (“NOI”):

	Three Months ended June 30,			Six Months ended June 30,
	2024	2023		2024	2023

Net loss attributable to common shareholders	$(2,261,722)	$(881,462)		$(5,181,942)	$(2,199,029)
Plus: Net income attributable to non-controlling interest	800,234	129,065		1,746,358	256,279
Plus: Net income attributable to preferred	-	-		95,000	-
Net income (loss)	(1,461,488)	(752,397)	-	(3,340,584)	(1,942,750)

Plus:
General and administrative expense	$604,656	$358,989		$1,054,453	$703,136
Depreciation and amortization	1,180,232	558,001		2,406,837	1,115,551
Interest expense, net	1,023,140	466,751		2,043,881	935,961
Compensation costs	238,191	282,719		520,206	634,006
Other expense	-	-		-	506,000
Gain on derivative valuation, net	(44,996)	-		(425,546)	(29,411)
Income on investment in tenancy-in-common	-	(15,009)		-	-
Dead deal expense	35,873	109,569		35,873	109,569
Loss on debt extinguishment	-	-		1,058,994	-
Net Operating Income	$1,575,608	$1,008,623		$3,354,114	$2,032,062

FFO and Related Measures

(unaudited)

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to FFO, Core FFO, AFFO, and Core AFFO:

	Three Months ended June 30,			Six Months ended June 30,
	2024	2023		2024	2023

Net loss	$(1,461,488)	$(752,397)		$(3,340,584)	$(1,942,750)
Other expense	-	-		-	506,000
Loss on derivative valuation, net	(44,996)	-		(425,546)	-
Depreciation and amortization	1,180,232	558,001		2,406,837	1,115,551
Funds From Operations	$(326,252)	$(194,396)		$(1,359,293)	$(321,199)
Amortization of debt issuance costs	95,560	28,865		95,560	57,730
Non-cash stock compensation	189,870	77,039		189,870	167,687
Adjustments to Funds From Operations	$285,430	$105,904	$-	$285,430	$225,417
Core Funds From Operations	$(40,822)	$(88,492)		$(1,073,863)	$(95,782)

Net loss	$(1,461,488)	$(752,397)		$(3,340,584)	$(1,942,750)
Other expense	-	-		-	506,000
Loss on derivative valuation, net	(44,996)	-		(425,546)	-
Depreciation and amortization	1,180,232	558,001		2,406,837	1,115,551
Loss on held for sale asset valuation	-	-		95,560	57,730
Amortization of debt issuance costs	95,560	28,865		-
Above and below-market lease amortization, net	135,572	(76,058)		135,572	(102,355)
Straight line rent, net	31,282	21,703		31,281	40,441
Adjustments to net loss	$1,397,650	$532,511		$3,302,698	$1,617,367
Adjusted Funds From Operations	$(63,838)	$(219,886)		$(1,096,880)	$(325,383)

Dead deal expense	35,873	109,569	-	35,873	-
Non-cash stock compensation	189,870	77,039		189,870	167,687
Adjustments to Adjusted Funds From Operations	$225,743	$186,608	$-	$225,743	$167,687
Core Adjusted Funds From Operations	$161,905	$(33,278)		$187,857	$(157,696)

Net loss	$(1,461,488)	$(752,397)		$(3,340,584)	$(1,942,750)
Net income attributable to non-controlling interests	800,234	129,065		1,746,358	256,279
Net loss attributable to Generation Income Properties, Inc.	$(2,261,722)	$(881,462)		$(5,086,942)	$(2,199,029)
Less: Preferred stock dividends	$-	$-	$-	$95,000	$-
Net loss attributable to common shareholders	$(2,261,722)	$(881,462)	$-	$(5,181,942)	$(2,199,029)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	5,433,833	2,615,471		4,923,004	2,578,678

Our reported results are presented in accordance with GAAP. We also disclose funds from operations ("FFO"), adjusted funds from operations ("AFFO"), core funds from operations ("Core FFO") and core adjusted funds of operations ("Core AFFO") all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and related measures do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gains from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. We then adjust FFO for non-cash revenues and expenses such as amortization of deferred financing costs, above and below market lease intangible amortization, straight line rent adjustment where the Company is both the lessor and lessee, and non-cash stock compensation to calculate Core AFFO.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. We believe that Core FFO and Core AFFO are useful measures for management and investors because they further remove the effect of non-cash expenses and certain other expenses that are not directly related to real estate operations. We use each as measures of our performance when we formulate corporate goals.

As FFO excludes depreciation and amortization, gains and losses from property dispositions that are available for distribution to stockholders and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income or loss. However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties which could be significant economic costs and could materially impact our results from operations. Additionally, FFO does not reflect distributions paid to redeemable non-controlling interests.

Investor Contacts

Investor Relations

ir@gipreit.com